                                  NEWS RELEASE

846 N. Mart-Way Court, Olathe, Kansas 66061        Phone: 913-647-0158
                                                   Fax:   913-647-0132
                                                   investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact: Todd A. Daniels
         (913) 647-0158, Phone
         (913) 647-0132, Fax
         investorrelations@elecsyscorp.com

          ELECSYS CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS

Olathe, Kansas (March 10, 2008) - Elecsys Corporation (AMEX: ASY), today announced the financial  results for its third fiscal  quarter ended January 31,
2008,  which  included a full quarter of results from its new Radix  Corporation subsidiary.

Sales for the quarter were $6,135,000, an increase of $962,000 from the comparable period of fiscal 2007. The increase in sales for the quarter resulted from substantial sales growth at NTG as well as the additional sales generated by our new Radix subsidiary. Sales at NTG were $1,300,000, an increase of 387%
from the third quarter of the previous fiscal year. Continuing demand for new
WatchdogCP products and for communication technology upgrades for existing products were the primary drivers of the increase in NTG sales. Total sales reported at DCI decreased approximately $1,346,000 from the prior year period.
The prior period included sales of $1,162,000 to the former Radix International
Corporation. Sales reported at DCI no longer include sales made to our new Radix subsidiary. Sales at the Company's newest subsidiary, Radix Corporation, were
$1,275,000 for the three-month period ended January 31, 2008. For the nine months ended January 31, 2008, total consolidated sales were $16,524,000, an increase of $1,893,000, or 13%, from the nine months ended January 31, 2007.

Gross margin was approximately 39% of sales, or $2,402,000, for the quarter as compared to 28% of sales, or $1,448,000, for the quarter ended January 31, 2007.
Our improvement in consolidated gross margin resulted from the increase in sales volumes of higher margin products at NTG as well as the additional gross margin generated at Radix with its mix of proprietary equipment sales and service contract revenues. For the nine-month period ended January 31, 2008, gross margin was 35%, or $5,713,000, compared to 30%, or $4,422,000, for the nine-month period ended January 31, 2007.

Operating income for the quarter was $526,000, an increase of $229,000 from the
$297,000 in operating income earned in the previous year's period. For the nine-month period ended January 31, 2008, operating income was $1,020,000 as compared to $1,120,000 for the same period in the prior fiscal year.

As a result of the above,  net income was $241,000,  or $0.07 per diluted share, for the quarter ended January 31, 2008 as compared to net income of $310,000, or
$0.09 per diluted share for the quarter ended January 31, 2007, which included a gain on the sale of our former facility in Lenexa of approximately $324,000. For the nine-month period ended January 31, 2008, net income was $425,000,  or $0.12 per fully  diluted  share as compared to  $720,000,  or $0.21 per fully  diluted share for the nine-month period ended January 31, 2007.

Karl B. Gemperli, Chief Executive Officer, stated, "We are pleased to report the results of this quarter which recorded both continued sales growth and enhanced gross margins. NTG once again demonstrated its business potential with a record quarter for both sales and profit that increased over 50% from its previous record, set just the previous quarter. We are confident that the team at NTG has developed an attractive market solution with solid prospects for continued
growth in the expanding energy infrastructure industry." Gemperli continued,
"DCI, our largest subsidiary, continues to deliver consistent results and we remain confident in our ability to deliver long term top and bottom line growth in that business segment. Our Radix subsidiary is actively pursuing numerous new opportunities and applications for its ultra-rugged handheld computers and integrated peripherals. We are excited about the growth potential of the expanding global market for mobile computing solutions. As our proprietary product business segments continue to develop, we anticipate further enhancement of our consolidated gross margins.

Elecsys Corporation is a publicly traded holding company with three wholly owned subsidiaries, DCI, Inc., NTG, Inc., and Radix Corporation. DCI provides electronic design and manufacturing services for original equipment manufacturers in the aerospace, transportation, communications, safety, security and other industrial product industries. DCI has specialized expertise and capabilities to integrate custom electronic assemblies with a variety of innovative display and interface technologies. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries that require remote monitoring. Radix develops, designs and markets ultra-rugged handheld computers, peripherals and portable printers.
The markets served by its products include utilities, transportation logistics, traffic and parking enforcement, route accounting/deliveries, and inspection and maintenance. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2007. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three Months Ended                 Nine Months Ended
                                                              January 31,                        January 31,
                                                          2008             2007             2008             2007
                                                          ----             ----             ----             ----

Sales                                                    $6,135           $5,173          $16,524           $14,631
Cost of products sold                                     3,733            3,725           10,811            10,209
                                                   -------------    -------------    -------------    --------------
Gross margin                                              2,402            1,448            5,713             4,422

Selling, general and administrative
  expenses                                                1,876            1,151            4,693             3,302
                                                   -------------    -------------    -------------    --------------

Operating income                                            526              297            1,020             1,120

Financial income (expense):
  Interest expense                                        (138)            (104)            (367)             (224)
  Gain on sale of Lenexa facility                            --              324               --               324
  Interest income                                             2                3               19                 9
                                                   -------------    -------------    -------------    --------------
                                                          (136)              223            (348)               109
                                                   -------------    -------------    -------------    --------------
Income before income taxes                                  390              520              672             1,229

Income tax expense                                          149              210              247               509
                                                   -------------    -------------    -------------    --------------

Net income                                                 $241             $310             $425              $720
                                                   =============    =============    =============    ==============

Net income per share information:
  Basic                                                   $0.07            $0.10            $0.13             $0.22
  Diluted                                                 $0.07            $0.09            $0.12             $0.21

Weighted average common shares outstanding:
   Basic                                                  3,285            3,262            3,285             3,246
   Diluted                                                3,438            3,410            3,453             3,387